Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Associated Banc-Corp.:
Re: Registration Statements on Form S-8

•	#2-77435	•	#333-74307
•	#2-99096	•	#333-121012
•	#33-16952	•	#333-121011
•	#33-24822	•	#333-121010
•	#33-35560	•	#333-120711
•	#33-54658	•	#333-120714
•	#33-63545	•	#333-120713
•	#33-67436	•	#333-120710
•	#33-86790	•	#333-120709
•	#333-46467	•	#333-166392
Re: Registration Statements on Form S-3

•	#2-98922	•	#33-63557
•	#33-28081	•	#33-67434
•	#333-156251	•	#333-138390
		•	#333-143784
We consent to the incorporation by reference in the Registration Statements on Form S-8 and S-3 of Associated Banc-Corp of our reports dated February 15, 2011 with respect to the consolidated balance sheets of Associated Banc-Corp and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Associated Banc-Corp.
/s/ KPMG LLP
Chicago, Illinois
February 15, 2011